EXHIBIT 10.17

AGREEMENT

CONCERNING THE EXCHANGE OF SECURITIES

BY AND AMONG

INTERNET MEDIA SERVICES, INC.

AND

U-VEND CANADA INC. AND
THE SECURITY HOLDERS OF U-VEND CANADA INC.

i

3.14 Ability to Carry Out Obligations	7
3.15 Full Disclosure	7
3.16 Assets and Liabilities	7
3.17 Material Contracts	8
3.18 Indemnification	8
3.19 Criminal or Civil Acts	8
3.20 Bulletin Board Trading Status	8
ARTICLE IV – Covenants Prior to the Closing Date	8
4.1 Investigative Rights	8
4.2 Conduct of Business	8
4.3 Confidential Information	9
4.4 Notice of Non-Compliance	9
ARTICLE V – Conditions Precedent to Internet Media’s Performance	10
5.1 Conditions	10
5.2 Accuracy of Representations	10
5.3 Performance	10
5.4 Absence of Litigation	10
5.5 Officer’s Certificate	10
5.6 Corporate Action	10
ARTICLE VI – Conditions Precedent to U-Vend’s Performance	10
6.1 Conditions	10
6.2 Accuracy of Representations	11
6.3 Performance	11
6.4 Absence of Litigation	11
6.5 Officer’s Certificate	11
6.6 Directors of Internet Media	11
6.7 Officers of Internet Media	11
ARTICLE VII – Closing	11
7.1 Closing	11
ARTICLE VIII – Covenants Subsequent to the Closing Date	12
8.1 Registration and Listing	12
8.2 Stock Issuances	12
8.3 Unissued Shares	12

ii

ARTICLE IX – Miscellaneous	12
9.1 Captions and Headings	12
9.2 No Oral Change	12
9.3 Non-Waiver	12
9.4 Time of Essence	13
9.5 Entire Agreement	13
9.6 Choice of Law	13
9.7 Counterparts	13
9.8 Notices	13
9.9 Binding Effect	13
9.10 Mutual Cooperation	13
9.11 Finders	13
9.12 Announcements	13
9.13 Expenses	14
9.14 Survival of Representations and Warranties	14
9.15 Exhibits	14
9.16 Termination, Amendment and Waiver	14

EXHIBITS

Allocation of Securities	Exhibit 1.1
Subscription Agreement	Exhibit 1.2
Schedule of U-Vend Material Contracts	Exhibit 2.17
Financial Statements of U-Vend	Exhibit 2.5
Financial Statements of Internet Media	Exhibit 3.5

iii

AGREEMENT

THIS AGREEMENT (“Agreement”) is made this 23 day of December, 2013, by and between INTERNET MEDIA SERVICES, INC., a Delaware corporation (“Internet Media”), U-VEND CANADA INC., a Canadian corporation (“U-Vend”), and the security holders of U-Vend (the “U-Vend Security Holders”) who are listed on Exhibit 1.1 hereto and have executed Subscription Agreements in the form attached in Exhibit 1.2, hereto.

WHEREAS, Internet Media desires to acquire all of the issued and outstanding securities of U-Vend from the U-Vend Security Holders in exchange for newly issued unregistered shares of common stock of Internet Media;

WHEREAS, U-Vend desires to assist Internet Media in acquiring all of the issued and outstanding securities of U-Vend pursuant to the terms of this Agreement; and

WHEREAS, all of the U-Vend Security Holders, by execution of Exhibit 1.2 hereto, agree to exchange all 12,385,081 common shares and special shares (hereinafter referred to as the “U-Vend Shares”) they hold in U-Vend for 466,666,667 common shares of Internet Media on the date the Agreement is closed (the “Closing Date”).  In addition, this Agreement provides for the issuance of additional Shares by Internet Media upon the occurrence of certain events described in paragraph 1.2, below.

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I

Exchange of Securities

1.1           Issuance of Securities.  Subject to the terms and conditions of this Agreement, Internet Media agrees to issue and exchange 12,240,081 fully paid and non-assessable unregistered shares of Internet Media’s $.001 par value common stock (the “Internet Media Shares”) for all 466,666,667 issued and outstanding no par value U-Vend Shares held by the U-Vend Security Holders.  All Internet Media Shares will be issued directly to the U-Vend Security Holders on the Closing Date, pursuant to the schedule set forth in Exhibit 1.1.

1.2           Issuance of Additional Shares.  In the event that the gross revenue, as reported by Internet Media’s auditors pursuant to U.S. generally accepted accounting practices (“US GAAP”), realized by Internet Media during the calendar year 2014 (the “First Earnout Period”) exceeds $1,000,000, then Internet Media shall issue to Paul Neelin and Diane Hope and no other U-Vend securities holder, and allocated to them on an equal basis, an additional 301,523,333 shares of its common stock.  In addition, in the event that gross revenue as reported by Internet Media’s auditors, pursuant to U.S. GAAP, exceeds $2,000,000 during the calendar year 2015 (the “Second Earnout Period”), then Internet Media shall issue to Paul Neelin and Diane Hope and no other U-Vend securities holder, and allocated to them on an equal basis, an additional 301,523,333 shares of its common stock.

In the event Internet Media’s gross revenue equals not less than 80% nor more than 99% of the $1,000,000 and $2,000,000 gross revenue amounts described above, then Internet Media shall issue to Paul Neelin and Diane Hope and no other U-Vend securities holder, and allocated to them on an equal basis, additional shares of its common stock computed by determining the percentage of gross revenue realized relative to the target gross revenue of $1,000,000 and/or $2,000,000 for the First and Second Earnout Periods.  By way of example, if revenue during the First Earnout Period is $800,000 (80% of $1,000,000), then an additional 241,218,666 shares of Internet Media common stock shall be issued to Paul Neelin and Diane Hope and no other U-Vend securities holder, and allocated to them on an equal basis.

Any shares issued that are less than the full 301,523,333 shares that may be earned during the First Earnout Period shall be added to the 310,523,333 shares that may be issued during the Second Earnout Period so long as the shortfall in gross revenue during the First Earnout Period is added to the amount of gross revenue required during the Second Earnout Period.  By way of example, if gross revenue during the First Earnout Period is $1,200,000, then the gross revenue requirement during the Second Earnout Period shall be $1,800,000.

At the time Internet Media’s aggregated gross revenue, as defined in this section, generated in the First Earnout Period and the Second Earnout Period exceed $3,000,000, Paul Neelin and Diane Hope will have earned the additional shares referenced in this Section 1.2.

This Section 1.2, Issuance of Additional Shares, is conditional on Internet Media providing access to a minimum level of financing needed to achieve the listed revenue targets.  In the event that the gross revenue targets stated in this Section 1.2 are not obtained and a minimum level of financing was not provided to U-Vend by IMS during the respective earnout period, then at the end of each earnout period, U-Vend shall receive the additional shares specified in this section 1.2.

All dollar amounts set forth in this Agreement are in U.S. dollars.

1.3           Exemption from Registration.  The parties hereto intend that all Internet Media common stock to be issued to the U-Vend Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) and/or Regulation D of the Act and rules and regulations promulgated thereunder.  In furtherance thereof, each of the U-Vend Security Holders will execute and deliver to Internet Media on the Closing Date a copy of the Subscription Agreement set forth in Exhibit 1.2 hereto.

ARTICLE II

Representations and Warranties of U-Vend

U-Vend hereby represents and warrants to Internet Media that:

2.1           Organization. U-Vend is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2           Capital. The capital stock of U-Vend consists of an aggregate of 12,385,081 shares of common stock and -0- shares of special common stock divided into five classes (A,B,C,D and E).  All shares of common stock in all classes are equal to each other with respect to the number of shares to be issued by Internet Media to the U-Vend Security Holders.  All of the outstanding common stock of U-Vend is duly and validly issued, fully paid and non-assessable.  Outside of the stock obligations listed in Exhibits 1.1 and 1.2, there are no additional outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating U-Vend to issue any additional shares of its capital stock of any class.

2.3           Subsidiaries. U-Vend has one wholly-owned subsidiary, U Vend USA LLC (“U-Vend USA”).  U-Vend does not have any other subsidiaries or own any interest in any other enterprise.  All U-Vend references herein include the operations of U-Vend USA LLC.

2.4           Directors and Officers. The names and titles of the directors and officers of U-Vend as of the date of this Agreement are as follows:

Name	Position
Paul Neelin	Chief Executive Officer, Secretary, Treasurer and sole director
David Young	Vice President of Sales

2.5           Financial Statements. Exhibit 2.5 hereto consists of the audited financial statements of U-Vend and its wholly-owned subsidiary, U-Vend USA LLC for the 12 month periods ending November, 30, 2011 and 2012, the unaudited financial statements of U-Vend for the nine months ended August 31, 2013, and an unaudited balance sheet as of the Closing Date (the “U-Vend Financial Statements”). The U-Vend Financial Statements have been prepared in accordance with generally accepted U.S. accounting principles and practices consistently followed by U-Vend throughout the period indicated, and fairly present the financial position of U-Vend as of the date of the balance sheet included in the U-Vend Financial Statements and the results of operations for the period indicated.  There are no material omissions or non-disclosures in the U-Vend Financial Statements.

2.6           Absence of Changes. Since September 1, 2013, there has not been any material change in the financial condition or operations of U-Vend, except as contemplated by this Agreement.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

2.7           Absence of Undisclosed Liabilities. As of December 1, 2013, U-Vend and U-Vend USA did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the U-Vend Financial Statements.

2.8           Tax Returns. U-Vend and U-Vend USA will file all tax returns required by Canadian and U.S. law within 60 days from the Closing Date and have not paid all taxes, assessments and penalties due and payable but will so within 60 days from the Closing Date. The provisions for taxes, if any, reflected in Exhibit 2.5 are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by U-Vend or U-Vend USA.

2.9           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Internet Media, its legal counsel and accountants shall have the opportunity to meet with U-Vend’s accountants and attorneys to discuss the financial condition of U-Vend during reasonable business hours and in a manner that does not interfere with the normal operation of U-Vend’s business.  U-Vend shall make available to Internet Media all books and records of U-Vend, provided, however, that U-Vend will be under no obligation to provide any information subject to confidentiality provisions or waive any privilege associated with any such information.

2.10           Intellectual Property Rights. U-Vend owns or has the right to use all trademarks, service marks, trade names, copyrights and other intellectual property material to its business.

2.11           Compliance with Laws. To the best of U-Vend’s knowledge, U-Vend and U-Vend USA have complied with, and are not in violation of, applicable Canadian and U.S. statutes, laws and regulations, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.12           Litigation. U-Vend and U-Vend USA are not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of U-Vend, threatened against or affecting U-Vend and U-Vend USA or their business, assets or financial condition.  U-Vend and U-Vend USA are not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  U-Vend and U-Vend USA are not engaged in any material litigation to recover monies due to it.

2.13           Authority. The Board of Directors of U-Vend has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and U-Vend has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of U-Vend and is enforceable in accordance with its terms and conditions.  By execution of Exhibit 1.2, all of the U-Vend Security Holders have agreed to and have approved the terms of this Agreement.

2.14           Ability to Carry Out Obligations. To the best of U-Vend’s knowledge, the execution and delivery of this Agreement by U-Vend and the performance by U-Vend of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which U-Vend is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of U-Vend, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of U-Vend.

2.15           Full Disclosure. None of the representations and warranties made by U-Vend herein or in any exhibit, certificate or memorandum furnished or to be furnished by U-Vend, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.16           Assets and Liabilities. U-Vend’s and U-Vend USA’s assets and liabilities are fully included in Exhibit 2.5 and are not subject to any claims or encumbrances except as indicated in Exhibit 2.5.

2.17           Material Contracts. U-Vend and U-Vend USA do not have any material contracts, except as set forth in Exhibit 2.17.

           2.18           Indemnification. U-Vend agrees to indemnify, defend and hold Internet Media harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against Internet Media which arise out of, or result from (i) any breach by U-Vend in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by U-Vend under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by U-Vend in this Agreement.

2.19           Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of U-Vend or U-Vend USA has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or FINRA judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or FINRA proceeding.

2.20           Restricted Securities.  U-Vend and the U-Vend Security Holders, by execution of this Agreement and of Exhibit 1.2, acknowledge that all of the Internet Media Shares issued by Internet Media are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Act.

ARTICLE III

Representations and Warranties of Internet Media

Internet Media represents and warrants to U-Vend that:

3.1           Organization. Internet Media is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2           Capital. The authorized capital stock of Internet Media currently consists of 600,000,000 shares of $.001 par value common stock, of which 293,676,054 shares of common stock are issued and outstanding, and -0- shares of $0.001 par value preferred stock, none of which are outstanding.  All of Internet Media’s outstanding securities are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Internet Media to issue any additional shares of its capital stock of any class, except as listed in the Internet Media Financial Statements.

3.3           Subsidiaries. Internet Media does not have any subsidiaries or own any interest in any other enterprise.

3.4           Directors and Officers. The names and titles of the directors and officers of Internet Media are:  Raymond J. Meyers, Chief Executive Officer, Chief Financial Officer and Director; and Directors Michael Buechler, Alexander Orlando, Patrick White and Phillip Jones.

3.5           Financial Statements. Exhibit 3.5 hereto consists of the audited financial statements of Internet Media for the year ended December 31, 2012 and the unaudited financial statements of Internet Media for the nine months ended September 30, 2013 (the “Internet Media Financial Statements”).  The Internet Media Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Internet Media throughout the periods indicated, and fairly present the financial position of Internet Media as of the date of the balance sheets included in the Internet Media Financial Statements and the results of operations for the periods indicated.  There are no material omissions or non-disclosures in the Internet Media Financial Statements.

3.6           Absence of Changes. Since September 30, 2013, there has not been any material change in the financial condition or operations of Internet Media, except as contemplated by this Agreement.

3.7           Absence of Undisclosed Liabilities. As of September 30, 2013, Internet Media did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Internet Media Financial Statements.

3.8           Tax Returns. Within the times and in the manner prescribed by law, Internet Media has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

3.9           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, U-Vend, its legal counsel and accountants shall have the opportunity to meet with Internet Media’s accountants and attorneys to discuss the financial condition of Internet Media.  Internet Media shall make available to U-Vend all books and records of Internet Media.

3.10           Intellectual Property Rights. Internet Media does not have any patents, trademarks, service marks, trade names, copyrights or other intellectual property rights.

3.11           Compliance with Laws. Internet Media has complied with, and is not in violation of, applicable federal, state or local statutes, laws or regulations including federal and state securities laws.

3.12           Litigation. Internet Media is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Internet Media, threatened against or affecting Internet Media or its business, assets or financial condition.  Internet Media is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  Internet Media is not engaged in any material litigation to recover monies due to it.

3.13           Authority. The Board of Directors of Internet Media has authorized the execution of this Agreement and the transactions contemplated herein, and Internet Media has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of Internet Media, and is enforceable in accordance with its terms and conditions.

3.14           Ability to Carry Out Obligations. The execution and delivery of this Agreement by Internet Media and the performance by Internet Media of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw or other agreement or instrument to which Internet Media is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Internet Media, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Internet Media.

3.15           Full Disclosure. None of the representations and warranties made by Internet Media herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Internet Media or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.16           Assets and Liabilities.  Internet Media’s assets and liabilities are set forth in Exhibit 2.5.

3.17           Material Contracts.  Internet Media has no material contracts.

3.18           Indemnification. Internet Media agrees to indemnify, defend and hold U-Vend harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against U-Vend, which arise out of, or result from (i) any breach by Internet Media in performing any of its covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Internet Media under this Agreement,  (ii) a failure of any representation or warranty in this Article III, or (iii) any untrue statement made by Internet Media in this Agreement.

3.19           Criminal or Civil Acts. For a period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Internet Media has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Securities and Exchange Commission (“Commission”) or NASD judgment or decree, or is currently the subject to an investigation in connection with any felony crime or Commission or NASD proceeding.

3.20           Bulletin Board Trading Status.  Internet Media shall be in compliance with all requirements for, and its common stock shall continue to be quoted on, the Electronic Over-the-Counter Bulletin Board system on the date immediately prior to the Closing Date, such that the common stock of Internet Media may continue to be so quoted without interruption following the Closing Date.

ARTICLE IV

Covenants Prior to the Closing Date

4.1           Investigative Rights. Prior to the Closing Date, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.  If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

4.2           Conduct of Business. Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business.  Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities.  Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

4.3           Confidential Information.  Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

4.4           Notice of Non-Compliance.  Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE V

Conditions Precedent to Internet Media’s Performance

5.1           Conditions. Internet Media’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article V.  Internet Media may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Internet Media of any other condition of or any of Internet Media’s other rights or remedies, at law or in equity, if U-Vend shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by U-Vend in this Agreement or in any written statement that shall be delivered to Internet Media by U-Vend under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3           Performance. U-Vend shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.4           Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against U-Vend on or before the Closing Date.

5.5           Officer’s Certificate. U-Vend shall have delivered to Internet Media a certificate dated the Closing Date signed by the Chief Executive Officer of U-Vend certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

5.6           Corporate Action. U-Vend shall have obtained the approval of the U-Vend Security Holders for the transaction contemplated by this Agreement as evidenced by the U-Vend Security Holders holding all of U-Vend’s outstanding common stock executing Exhibit 1.2.  Internet Media shall have obtained the approval of its Board of Directors for the transaction contemplated by the Agreement.

ARTICLE VI

Conditions Precedent to U-Vend’s Performance

6.1           Conditions. U-Vend’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VI. U-Vend may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by U-Vend of any other condition of or any of U-Vend’s rights or remedies, at law or in equity, if Internet Media shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Internet Media in this Agreement or in any written statement that shall be delivered to U-Vend by Internet Media under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3           Performance. Internet Media shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4           Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Internet Media on or before the Closing Date.

6.5           Officer’s Certificate. Internet Media shall have delivered to U-Vend a certificate dated the Closing Date signed by the Chief Executive Officer of Internet Media certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

6.6           Directors of Internet Media. On the Closing Date, the Board of Directors of Internet Media shall elect one director of U-Vend to Internet Media’s Board of Directors.  The post-Closing Date Board of Directors shall consist of four Directors retained by Internet Media, and one Director nominated by U-Vend.

6.7           Officers of Internet Media. On the Closing Date, the newly constituted Board of Directors of Internet Media shall retain Raymond J. Meyers as its Chief Executive Officer and any remaining officers of Internet Media shall resign.

ARTICLE VII

Closing

7.1           Closing. The closing of this Agreement shall be held at the offices of Internet Media at any mutually agreeable time and date prior to December 31, 2013, unless extended by mutual agreement.  At the closing:

(a)
U-Vend shall deliver to Internet Media (i) copies of Exhibit 1.2 executed by all of the U-Vend Security Holders, (ii) certificates representing all 12,385,081 outstanding U-Vend Shares duly endorsed to Internet Media, (iii) the officer’s certificate described in Section 5.5, and (iv) signed minutes of its directors approving this Agreement;

(b)
Internet Media shall deliver to the U-Vend Security Holders (i) certificates representing an aggregate of 466,666,667 shares of Internet Media’s common stock which have been exchanged pursuant to the computations set forth in Exhibit 1.1 hereto, (ii) the officer’s certificate described in Section 6.5, (iii) signed minutes of its directors approving this Agreement, and (iv) resignations from its directors and executive officers, as applicable, pursuant to Sections 6.6 and 6.7.

ARTICLE VIII

Covenants Subsequent to the Closing Date

8.1           Registration and Listing. Following the Closing Date, Internet Media shall use its best efforts to continue Internet Media’s common stock quotation on the Electronic Over-the-Counter Bulletin Board system.

8.2           Stock Issuances.  Following the Closing Date, Internet Media shall issue up to 603,046,666 shares to the U-Vend Security Holders as provided in Section 1.2.

8.3           Unissued Shares.  On the Closing Date, after issuance of the Internet Media common stock to the U-Vend Security Holders, there would be a total of 760,342,721 shares of Internet Media common stock outstanding. However, on the Closing Date, Internet Media will only have 600,000,000 shares of its common stock authorized for issuance. Accordingly, Internet Media will be unable to issue 466,666,667 shares of its common stock (the "Unissued Shares") to the U-Vend Security Holders. In order to allow for the subsequent issuance of the Unissued Shares to the U-Vend Security Holders, Internet Media shall, within 90 days after the Closing Date, either reverse split its common stock or increase its authorized shares of common stock, such that there will be sufficient shares of its common stock authorized for issuance in order to satisfy the issuance of the Unissued Shares. At such time as there are sufficient authorized shares for issuance to the U-Vend Security Holders, Internet Media shall issue the Unissued Shares within 10 business days of such increase in its authorized shares.

ARTICLE IX

Miscellaneous

9.1           Captions and Headings. The article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

9.2           No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.3           Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions.  No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

9.4           Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

9.5           Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6           Choice of Law. This Agreement and its application shall be governed by the laws of the state of Delaware.
9.7           Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8           Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Internet Media:	Internet Media Services, Inc.
1507 7th Street, #425
Santa Monica, California 90401
Attn: Raymond J. Meyers, Chief Executive Officer

U-Vend:	U-Vend Canada Inc.
312 Grays Road PO Box 56013
Fiesta RPO, Stoney Creek, Ontario
Canada L8G-5C9
Attn: Paul Neelin, Chief Executive Officer

9.9           Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.10           Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.11           Finders. National Securities Corporation served in the capacity of a finder in connection with this transaction.

9.12           Announcements.  The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

9.13           Expenses. Each party will bear their own expenses, including legal fees incurred in connection with this Agreement.

9.14           Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date.

9.15           Exhibits. As of the execution hereof, the parties have provided each other with the exhibits described herein.  Any material changes to the exhibits shall be immediately disclosed to the other party.

9.16           Termination, Amendment and Waiver.

(a)           Termination.  This Agreement may be terminated at any time prior to the Closing Date, if and only if:

(1)           By mutual written consent of U-Vend and Internet Media;

(2)           By either U-Vend or Internet Media;

(i)
If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)
If the transaction shall not have been consummated on or before January 10, 2014, unless the failure to consummate the transaction is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

(iii)
If the employment agreements with the officers of the Company shall not have been consummated on or before January 10, 2014, unless the failure to consummate the employment agreements is by mutual agreement of the parties.

(3)           By U-Vend, if Internet Media breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4)           By Internet Media, if U-Vend breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b)           Effect of Termination.  In the event of termination of this Agreement by either Internet Media or U-Vend, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of U-Vend or Internet Media, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

(c)           Extension; Waiver.  At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d)           Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of U-Vend or Internet Media, action by their respective Board of Directors or the duly authorized designee of such Board of Directors.

[Remainder of Page Intentionally Blank; Signature Page Follows]

In witness whereof, the parties have executed this Agreement on the date indicated above.

INTERNET MEDIA SERVICES, INC.		U-VEND CANADA INC.
By:	/s/ Raymond J. Meyers	By:	/s/ Paul Neelin
	Raymond J. Meyers		Paul Neelin
	Chief Executive Officer		Chief Executive Officer

EXHIBIT 1.1

SCHEDULE OF U-VEND COMMON STOCKHOLDERS
AND
ALLOCATION OF INTERNET MEDIA COMMON SHARES

Name of U-Vend Stockholder	Number of U-Vend Shares Exchanged	Number of Internet Media Common Shares to be Issued

Paul Neelin	____________________	____________________
____________________	____________________	____________________
____________________	____________________	____________________
____________________	____________________	____________________
____________________	____________________	____________________
____________________	____________________	____________________

Totals	____________________	____________________

(1)           Does not include the issuance by Internet Media of additional shares of its common stock to the U-Vend Security Holders pursuant to Section 1.2 hereof.

EXHIBIT 1.2

SUBSCRIPTION AGREEMENT

In connection with my exchange of no par value common stock of U-VEND CANADA INC. (“U-Vend”), for the $.001 par value common stock of INTERNET MEDIA SERVICES, INC. (“Internet Media”), pursuant to the Agreement Concerning the Exchange of Securities by and among INTERNET MEDIA SERVICES, INC. and U-VEND CANADA INC. and the Security Holders of U-VEND CANADA INC. (the “Exchange Agreement”), I acknowledge the matters set forth below and promise that the statements made herein are true. I understand that Internet Media is relying on my truthfulness in issuing its securities to me.

I hereby represent and warrant to Internet Media that I have the full power and authority to execute, deliver and perform this Subscription Agreement and to consummate the transactions contemplated hereby.  This Subscription Agreement is a legal, valid and binding obligation of mine, enforceable against me in accordance with its terms.  I own the securities in U-Vend that I am exchanging for securities of Internet Media free and clear of all pledges, liens, encumbrances, security interests, equities, claims, options, preemptive rights, rights of first refusal, or any other limitation on my ability to vote such securities or to transfer such securities to Internet Media.  I have full right, title and interest in and to the U-Vend securities that I am exchanging.

I understand that Internet Media’s common stock (the “Securities) is being issued to me in a private transaction in exchange for my securities in U-Vend and in reliance upon the exemption provided in section 4(2) and/or Regulation D under the Securities Act of 1933, as amended (the “Act”) for non-public offerings and pursuant to the Exchange Agreement.  I understand that the Securities are “restricted” under applicable securities laws and may not be sold by me except in a registered offering (which may not ever occur) or in a private transaction like this one.  I know this is an illiquid investment and that therefore I may be required to hold the Securities for an indefinite period of time, but under no circumstances less than one year from the date of their issuance.

I am acquiring the Securities solely for my own account, for long-term investment purposes only and not with a view to sale or other distribution.  I agree not to dispose of any Securities unless and until counsel for Internet Media shall have determined that the intended disposition is permissible and does not violate the Act, any applicable state securities laws or rules and regulations promulgated thereunder.

All information, financial and otherwise, or documentation pertaining to all aspects of my acquisition of the Securities and the activities and financial information of Internet Media have been made available to me and my representatives, if any, and I have had ample opportunity to meet with and ask questions of senior officers of Internet Media, and I have received satisfactory answers to any questions I asked.

In acquiring the Securities, I have been afforded access to the Exchange Agreement and have made such independent investigations of Internet Media as I deemed appropriate.  I am an “accredited investor” as that term is defined in Regulation D, Rule 501 of the Act and am an experienced investor, have made speculative investments in the past and am capable of analyzing the merits of an investment in the Securities.

I understand that the Securities are highly speculative, involve a great degree of risk and should only be acquired by individuals who can afford to lose their entire investment.  Nevertheless, I consider this a suitable investment for me because I have adequate financial resources and income to maintain my current standard of living even after my acquisition of the Securities.  I know that Internet Media currently has only negligible assets and liabilities, and that although I could lose my entire investment, I am acquiring the Securities because I believe the potential rewards are commensurate with the risk.  Even if the Securities became worthless, I could still maintain my standard of living without significant hardship to me or my family.

By signing this Subscription Agreement, I also accept and agree to be bound by and to abide by the terms and conditions of the Exchange Agreement as if I had executed the Exchange Agreement itself.

Dated as of this __________ day of ___________, 2013.

________________________________________
Signature

________________________________________
Name, Please Print

________________________________________
Residence Address

________________________________________
City, State and Zip Code or City, Province
or Country of Residence

_______________________________________
Area Code and Telephone Number

________________________________________
Social Security Number, if applicable

________________________________________
Number of U-Vend Shares exchanged

2

EXHIBIT 2.5

FINANCIAL STATEMENTS OF U-VEND

EXHIBIT 2.17

SCHEDULE OF U-VEND MATERIAL CONTRACTS

1.	Mercedes Benz Financial Services truck lease dated October 25, 2013
2.	McClennan Property Management Company industrial building lease dated October 2, 2013

  EXHIBIT 3.5

FINANCIAL STATEMENTS OF INTERNET MEDIA